Exhibit 99.06
Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	Three Months Ended December				Year-to-Date December
				Weather				Weather
				Adjusted				Adjusted
As Reported (See Notes)	2008	2007	Change	Change	2008	2007	Change	Change
Kilowatt-Hour Sales-
Total Sales	46,107	47,031	-2.0%		202,826	204,360	-0.8%

Total Retail Sales-	36,001	37,230	-3.3%	-2.6%	160,259	163,614	-2.1%	-0.9%
Residential	11,278	10,914	3.3%	3.2%	52,262	53,326	-2.0%	0.0%
Commercial	12,543	12,762	-1.7%	0.1%	54,427	54,665	-0.4%	1.0%
Industrial	11,948	13,313	-10.3%	-10.0%	52,636	54,662	-3.7%	-3.5%
Other	232	241	-3.5%	-3.7%	934	961	-2.9%	-2.7%

Total Wholesale Sales	10,106	9,801	3.1%	N/A	42,567	40,746	4.5%	N/A

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-K.